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                                                                   EXHIBIT 99.2

      Please
      mark                      REVOCABLE PROXY
[X]   your              NATIONAL COMMERCE BANCORPORATION
      votes as
      in this
      example.


                        SPECIAL MEETING OF STOCKHOLDERS
                         ________, 2000 -- 10:00 A.M.

 The undersigned hereby appoints _______________ and _______________, and each of them, as Proxies, each with power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of National Commerce Bancorporation, that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on _________, 2000, or at any adjournments thereof. The affirmative vote of a majority of the shares represented at the meeting may authorize the adjournment of the meeting; provided, however, that no Proxy that is voted against the Agreement and Plan of Merger, dated as of March 17, 2000, by and between National Commerce Bancorporation and CCB Financial Corporation (the "Agreement") or against the amendment of NCBC's 1994 Stock Plan will be voted in favor of any adjournment to solicit further Proxies for such proposal.

1. Approval of the Agreement and Plan of Merger and approval of the amendment to the NCBC Charter.

   For  Against  Abstain
   [_]    [_]      [_]

2. Amendment of NCBC's 1994 Stock Plan, which will be the stock plan of the combined company after the merger, to increase the limitation on the number of shares of NCBC common stock for which options may be granted to an employee in any given year from 60,000 to 200,000, and in the case of NCBC's Chief Executive Officer from 100,000 to 400,000.

   For  Against  Abstain
   [_]    [_]      [_]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2, THE APPROVAL OF THE AGREEMENT AND THE AMENDMENT OF NCBC'S 1994 STOCK PLAN.

 Please sign exactly as your name appears on this Proxy. When shares are held by joint tenants, both may sign, but only one signature is required. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, partnership or other entity, please sign in full corporate, partnership or other entity name by President or other authorized person.

Please be sure to sign and date      Date
 this Proxy in the box where              -------------------------------
         indicated.

---------------------------               -------------------------------
  Shareholder sign above                   Co-holder (if any) sign above

   Detach above card, date, sign and mail in postage-paid envelope provided.

                       NATIONAL COMMERCE BANCORPORATION

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER, BUT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR
TO ITS EXERCISE.

 The above signed shareholder acknowledges receipt from National Commerce Bancorporation prior to the execution of this Proxy of the Notice of Special Meeting and the related Joint Proxy Statement/Prospectus.

           PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY PROMPTLY
                   USING THE ENCLOSED POSTAGE-PAID ENVELOPE.